SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 6, 2019

RENMIN TIANLI GROUP, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion

228 Yanjiang Ave., Jiangan District, Wuhan City

Hubei Province, China 430010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01      Entry into a Material Definitive Agreement

On January 6, 2019, Renmin Tianli Group, Inc. (“we’” or the “Company”) entered into an equity transfer agreement to acquire a 40% equity interest in Dalian Lianhui Hotel Co., Ltd. (“Lianhui”) for a purchase price of RMB 75,372,800, payable by the issuance of 4,000,000 of its common shares (valued at $1.10 per share). Lianhui operates the Dalian Lianhui Theme Hotel, a boutique hotel with 120 rooms and certain retail/commercial spaces located at No. 5 Wuwu Road, Zhongshan District, Dalian City, Liaoning Province.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2019, our Board of Directors elected Tiewei Song and Yongquan Bi as directors of our company and Xiadong Zhang as co-Chief Executive Officer. Mr. Song is an independent director within the meaning of NASDAQ Rule 5605(a)(15).

Tiewei Song

Since August 2013, Mr. Song has been President and a Director of Shenyang Langzi Investment Management Co., Ltd. From July 2008 to July 2013, he was Chief Representative of China to the Varengold Bank AG. From October 1999 to May 2008, he was Executive Director and President of Liaoning Jiachang Enterprise Group. Mr. Song graduated from Peking University with a Bachelor's degree in Mathematics and a Master's degree in Mathematical Sciences.

Yongquan Bi

Yongquan Bi, age 41, is the Chairman and Chief Executive Officer of Boqi Group Co., Ltd., a diversified holding company which operates hotel chains, car dealerships, hospitals and retail pharmacies, which he founded in 2009. In 2017, Boqi Group Co., Ltd. purchased the Dalian Lianhui Theme Hotel. Mr. Bi is Chairman of the Board of Directors of NF Energy Technology Co., Ltd. (NASDAQ: NFEC).

Xiadong Zhang

Xiaodong Zhang, age 49, has been engaged in banks’ credit business and insurance sales. Since 2017, he has been Vice President of Dalian Boqi Business Information Consulting Co., Ltd. From 1990 to 2017, Mr. Zhang held various positions in the life insurance industry, including business director of Huaxia Life Insurance Shanxi Branch and manager of the bank insurance department of Pacific Life Insurance, Shanxi Branch from 2013 to 2017, manager of the business department of Xinhua Life Insurance, Shanxi Branch from 2001 to 2008, and as credit manager, account manager and general manager of the Credit Department in Bank of Agricultural, Shanxi Branch, from 1990 to 2001. Mr. Zhang holds an associate degree from Northwestern Polytechnical University.

Item 7.01	Regulation FD Disclosure.

On January 14, 2019, we issued a press release announcing that we had entered into the equity transfer agreement for the acquisition of a 40% equity interest in Dalian Lianhui Hotel Co., Ltd. and the appointment of Messrs. Song and Bi as directors and Mr. Zhang as our co-Chief Executive Officer. A copy of the press release is annexed as Exhibit 99.1 to this report.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Description Equity Transfer Agreement for the purchase of Dalian Lianhui Hotel Co., Ltd.
99.1	Press Release dated January 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENMIN TIANLI GROUP, INC.
Dated: January 14, 2019
	By:	/s/ Guangfu Liu
Guangfu Liu
Chief Executive Officer